                                                                     EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 26, 2002

Dear Sir/Madam:

     We have read the first four (4) paragraphs of Item 4 included in the Form
8-K dated April 26, 2002, of Comstock Resources, Inc., to be filed with the
Securities and Exchange Commission and are in agreement with the statements contained therein.

                                      Very truly yours,

                                      /s/  ARTHUR ANDERSEN LLP
                                      ------------------------
                                      Arthur Andersen LLP